WAIVER OF RIGHTS UNDER THE
CERTIFICATE OF DESIGNATION FOR THE
SERIES B PREFERRED SHARES

This waiver (the “Waiver”) is entered into on the __th day of February, 2009, by a majority of the Series B Preferred Stock, including NJTC Venture Fund SBIC, L.P. (the “Majority Series B Holders”) of MedaSorb Technologies Company, incorporated under the laws of the State of Nevada (the “Company”). The undefined capitalized terms in this Waiver shall have the same meaning as provided in the Series B Preferred Stock Subscription Agreement.

WHEREAS, the Parties have previously entered into a Subscription Agreement dated June 30, 2008 (the "Subscription Agreement"), attached hereto as Exhibit A.

WHEREAS, the Majority Series B Holders desire to release the Company and waive any Event of Default under Section 6(ix) of the Certificate of Designations that results from a Non-Registration Event as provided in Section 11.4 of the Subscription Agreement.

WHEREAS, the Majority Series B Holders desire to further release the Company from any liabilities, damages, or other amounts due that result from any default caused by the occurrence of a Non-Registration Event as provided in Section 11.4 of the Subscription Agreement.

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

The Majority Series B Holders hereby waive any Event of Default pursuant to Section 6(ix) of the Certificate of Designation of Series B Preferred Shares that shall arise from or in connection with the occurrence of a Non-Registration Event as provided in Section 11.4 of the Series B Subscription Agreement.

The Majority Series B Holders hereby waive any liabilities, including Liquidated Damages (as defined in the Subscription Agreement), and penalties, that result from any default arising from or in connection with the occurrence of a Non-Registration Event as provided in Section 11.4 of the Subscription Agreement.

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IN WITNESS WHEREOF, the Majority Series B Holders hereto have caused this Waiver to be duly executed by their respective authorized signatories as of the date first indicated above.

Series B Preferred Shareholder	Number of Series B Preferred Shares Owned	Percentage of Series B Preferred Shares Owned

______________________ Name: Title: ______________________ Name: Title: ______________________ Name: Title: TOTAL	___________________ ___________________ ___________________ ___________________	___________________ ___________________ ___________________ ___________________